SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 31, 2001
Date of Report (Date of earliest event reported)

AAMES FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-19604	95-340340
(State or other jurisdiction of incorporation)	(Commission file numbers)	(I.R.S. employer identification no.)
350 South Grand Avenue Los Angeles, California		90071
(Address of principal executive offices)		(ZIP Code)
(213) 210-5000
(Registrant's telephone number, including area code)
NA
(Former name or former address, if changed since last report)

Item 5. Other Events.

Aames Capital Corporation, a wholly owned subsidiary of Aames Financial Corporation is releasing the following information concerning delinquency and loss in its loan servicing portfolio in response to inquiries received from members of the financial community in connection with its mortgage-backed securities. A copy of this information with respect to adjustable rate loans is attached to this Form 8-K as Exhibit 99.1 and a copy of this information with respect to fixed rate loans is attached to this Form 8-K as Exhibit 99.2. Reference is made to the press releases of Registrant issued on April 9, 2001, June 13, 2001 and October 1, 2001 which contains information meeting the requirements of this Item 5 and is incorporated herein by this reference. Copies of the press releases are attached to this Form 8-K as Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5.

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation (Adjustable Rate Loans).
99.2	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation (Fixed Rate Loans).
99.3	Press Release issued April 09, 2001
99.4	Press Release issued June 13, 2001
99.5	Press Release issued October 01, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES FINANCIAL CORPORATION
By: /s/ John F. Madden, Jr. John F. Madden, Jr. Secretary

Dated: October 24, 2001

Index to Exhibits

Exhibit Index
99.1	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation (Adjustable Rate Loans).
99.2	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation (Fixed Rate Loans).
99.3	Press Release issued April 09, 2001
99.4	Press Release issued June 13, 2001
99.5	Press Release issued October 01, 2001